Exhibit 23
Coopers & Lybrand L.L.P.



Ford Motor Company
The American Road
Dearborn, Michigan


                       CONSENT OF COOPERS & LYBRAND L.L.P.


Re:      Ford Motor Company Registration Statement on Form S-8

     We consent to the incorporation by reference in this Registration Statement of our report dated January 27, 1997 on our audits of the consolidated financial statements of Ford Motor Company at December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in Ford's 1996 Annual Report on Form 10-K.




/s/Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

400 Renaissance Center
Detroit, Michigan 48243
May 29, 1997